UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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DBV Technologies S.A.

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DBV TECHNOLOGIES—LIST OF CANDIDATES AS DIRECTORS
AGM—MAY 12, 2022

MICHEL DE ROSEN

Chairman of the Board & Independent Director

Chairman of the Compensation Committee & member of the Nominating and Governance Committee

Born on 02/18/1951 in Paris, France

Business address : DBV Technologies,

177/181 avenue Pierre Brossolette, 92120 Montrouge (France)

Other mandates and positions exercised over the past five years (excluding DBV Technologies)

Chairman of the Board of Faurecia SA

Chairman of the Board and then director of Pharnext SA

CEO of Eutelstat Communications SA

Director of Idorsia Pharmaceuticals.

Shareholding

23,570 directly held shares

9,000 « BSA 2018 » giving the right to purchase 9,000 shares

6,837 « BSA 2021 » giving the right to purchase 6,837 shares

TIMOTHY E. MORRIS

Independent Director and member of the Audit Committee

Born on 10/06/1961 in California

Business address : DBV Technologies,

177/181 avenue Pierre Brossolette, 92120 Montrouge (France)

Other mandates and positions exercised over the past five years (excluding DBV Technologies)

Chief Operating Officer and Chief Financial Officer at Humanigen

Director of Univercells SA

Director of Humanetics Corporation

Director, Chair of the Audit Committee and member of the Compensation Committee at Humanigen

Chief Financial Officer at Iovance Biotherapeutics

Chief Financial Officer at AcelRx

Shareholding

6,837 « BSA 2021 » giving the right to purchase 6,837 shares

DANIEL B. SOLAND

Independent Director & member of the Compensation Committee

Born on 04/24/1958 in Iowa (USA)

Business address: DBV Technologies,

177/181 avenue Pierre Brossolette, 92120 Montrouge (France)

Other mandates and positions exercised over the past five years (excluding DBV Technologies)

Chief Operating Officer at Idera Pharmaceuticals

Director of Acadia Pharmaceutical Inc.

Director of Kalvista Pharmaceutical Inc.

CEO of uniQure N.V

Director of Viropharma Inc.

Director of Oxford Biomedica PLC

Shareholding

5,000 directly held shares

7,500 « BSA 2015 » giving the right to purchase 7,500 shares

10,000 « BSAX 2015 » giving the right to purchase 10,000 shares

7,000 « BSA 2016 » giving the right to purchase 7,000 shares

7,000 « BSA 2018 » giving the right to purchase 7,000 shares

6,837 « BSA 2021 » giving the right to purchase 6,837 shares